UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 16, 2010

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement.

On February 16, 2010, SCOLR Pharma, Inc., a Delaware corporation (the “Company” or “SCOLR”), and RedHill Biopharma Ltd., an Israeli corporation (“RedHill”) entered into a binding term sheet (the “Agreement”), which sets forth certain terms and conditions of a license agreement between the parties.

The Agreement contemplates the negotiation of a definitive license agreement under which RedHill would obtain exclusive worldwide rights to market and sell Ondansetron tablet formulations based on SCOLR’s proprietary controlled delivery technology (CDT®).  The Agreement sets forth the basic terms of the contemplated licensing agreement, subject to definitive documentation and completion of due diligence by RedHill.  The terms include an agreement by RedHill to make certain payments to SCOLR up to $600,000 based on achievement of certain regulatory milestones, and thereafter to make payments to SCOLR up to a maximum of $30 million based on the aggregate net sales by RedHill of the licensed product over a ten year period.

Additionally, the Agreement provides for a ninety day exclusivity period during which SCOLR is prohibited from engaging in negotiations related to the product contemplated to be licensed to RedHill with any other party.  Further, the Agreement provides that either SCOLR or RedHill shall pay to the other a termination fee  in the amount of one hundred thousand dollars ($100,000) in the event that SCOLR or RedHill is unable to execute the licensing agreement under certain circumstances after the satisfactory completion of due diligence.

This current report on Form 8-K contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue impact of the Amendment referred to herein.   These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the completion of definitive documentation and due diligence, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: February 18, 2010	By:	/s/ Stephen J. Turner
President and Chief Executive Officer